Exhibit 1.1

Abengoa Yield plc

Ordinary Shares

Underwriting Agreement

January [—], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Abengoa Concessions Investments Limited, a limited company incorporated under the laws of England and Wales (the “Selling Shareholder”) proposes to enter into the transactions prescribed by Section 3 of this Underwriting Agreement, with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [—] ordinary shares, $0.10 nominal value per share (the “Shares”), of Abengoa Yield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) (said shares to be sold by the Selling Shareholder being hereinafter called the “Underwritten Shares”). The Selling Shareholder also proposes to grant to the Underwriters an option to purchase up to [—] additional Shares in accordance with the terms set out in Section 3 of this Underwriting Agreement (the “Option Shares” and together with the Underwritten Shares, the “Offered Shares”).

Under the terms of the Right of First Offer Agreement entered into between the Company and Abengoa, S.A. (“Abengoa”) on June 13, 2014, as amended and restated on December 9, 2014, the Company agreed with Abengoa on September 22, 2014 to acquire from Abengoa three assets consisting of (i) a concentrating solar power asset in Spain with a capacity of 100 MW, through the acquisition of 74% of the equity interests of Solacor Electricidad Uno, S.A. and Solacor Electricidad Dos, S.A., through an usufruct agreement over 100% of the equity interests of Carpio Solar Inversiones, S.A., consisting of 65,429,378 shares (acciones nominativas) and the debt between Carpio Solar Inversiones, S.A. and Abengoa Solar España, S.A. relating to the Solacor 1 and Solacor 2 projects (“Solacor 1/2”); (ii) a concentrating solar power asset in Spain with a capacity of 31 MW, through the acquisition of 100% of the equity interests of Sanlúcar Solar, S.A., consisting of 143,794 shares (acciones nominativas) and the subordinated debt relating to this project and 100% of the equity interests of Solar Processes, S.A., consisting of 7,289,188 shares (acciones nominativas) and the subordinated debt relating to this project (“PS 10/20”); and (iii) one on-shore wind farm in Uruguay with a capacity of 50

MW, through the acquisition of 100% of the equity interests of Cadonal S.A., consisting of 2,108,500 shares (acciones nominativas endosables) (“Cadonal”, and together with Solacor 1/2 and PS 10/20, the “First Dropdown Assets”). Prior to the date hereof the Company has entered into the agreements listed in Schedule IV hereto for the acquisition of the First Dropdown Assets.

Additionally, the Company, Abengoa and certain other parties, as the case may be, have recently entered into the agreements listed in Schedule V hereto, which agreements, together with the agreements listed in Schedule IV hereto, are collectively referred to herein as the “Transaction Documents”. Abengoa and each of its direct or indirect subsidiaries which are parties to any of the Transaction Documents (other than the Company) are collectively referred to herein as the “Abengoa Transaction Parties”.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 23 hereof.

1. Representations and Warranties.

(i) The Company and the Selling Shareholder jointly and severally represent and warrant to, and agree with, each Underwriter that:

(a) The Company has prepared and filed with the Commission the Registration Statement, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Offered Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Offered Shares: (i) the Preliminary Prospectus and the Prospectus relating to the offering and sale of the Offered Shares in the United States and outside the United States (other than in Canada) and (ii) a preliminary prospectus and a prospectus relating to the offering and sale of the Offered Shares in Canada. The documents referred to in (i) and (ii) contain substantially identical information except for certain substitute or additional pages. Unless the context otherwise requires, references herein to the

“Preliminary Prospectus” and “Prospectus,” whether in preliminary or final form and whether as amended or supplemented, shall also include the Canadian versions thereof referred to in this paragraph.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on the Option Closing Date (as defined in Section 2(b) of this Underwriting Agreement), if any, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on the Option Closing Date, if any, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Shareholder make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Shares and the number of Option Shares to be included on the cover page of the Prospectus, when taken together as a whole; (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Shares and the number of Option Shares to be included on the cover page of the Prospectus; and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Shares and the number of Option Shares to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(h) The Company has been duly incorporated and is validly existing as a public limited company and in good standing under the laws of England and Wales with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined).

(i) (i) Each corporation, limited liability company, other entity or other interest, including any partnership or similar entity, that is directly or indirectly owned by the Company (each a “subsidiary” and collectively, the “subsidiaries”), is set forth on Schedule VI hereto; and (ii) each subsidiary has been duly incorporated and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as hereinafter defined).

(j) (i) The issued and outstanding share capital of the Company has been duly and validly authorized, and has been issued and fully paid and is not subject to any call for the payment of further capital; (ii) none of the issued and outstanding share capital of the Company was issued in violation of any pre-emptive or other similar rights of any security holder of the Company; and (iii) except as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto): (A) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights (including, without limitation, pre-emption rights) or options, to purchase or to subscribe for, or obligations or commitments of the Company to create, issue, sell or otherwise dispose of, any securities (or any such convertible or exchangeable securities, warrants, rights, options, obligations or commitments) of the Company and; (B) there are no restrictions on the free transferability of the Offered Shares set out in the articles of association of the Company or under the laws or regulations of England and Wales.

(k) All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except in the case of an interest in an Delaware limited liability company, as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and, except as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), all outstanding shares of capital stock or other ownership interests of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, “Liens”) other than (i) those described in or under agreements contemplated by the Disclosure Package and the Prospectus, (ii) Liens arising from or relating to project financing agreements or (iii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the Disclosure Package and the Prospectus.

(l) (i) The Offered Shares have been duly and validly authorized, have been duly and validly issued and are fully paid and will not be subject to any call for the payment of further capital and conform in all material respects to the description of the share capital contained in the Disclosure Package and the Prospectus; (ii) the Offered Shares will, when sold, be free and clear of any Liens; and upon delivery of the Offered Shares and payment of the Purchase Price (as defined herein), each of the Underwriters will receive good and marketable title to the Offered Shares to be sold by it, free and clear of any Lien; (iii) no statute, rule, regulation or order has been enacted, adopted or issued by any governmental or regulatory authority in the United Kingdom (“U.K.”) or the European Union (or, so far as the Company is aware, by any other governmental or regulatory authority) applicable to the Company that would, as of the Closing Date or the Option Closing Date, if any, prevent the sale of the Offered Shares in the manner contemplated by the Disclosure Package, the

Prospectus and this Underwriting Agreement; and (iv) no injunction or order of any national, provincial, foreign or other court has been issued and, so far as the Company is aware, no action has been taken by any governmental or regulatory authority, that would, as of the Closing Date or the Option Closing Date, if any, prevent the sale of the Offered Shares in the manner contemplated by the Disclosure Package, the Prospectus and this Underwriting Agreement.

(m) The Offered Shares are freely transferable by the Selling Shareholder to or for the account of the several Underwriters in the manner contemplated herein; and there are no restrictions on subsequent transfers of the Offered Shares.

(n) Each of the Transaction Documents has been duly authorized by the Company and the Abengoa Transaction Parties, has been duly executed and delivered by the Company and the Abengoa Transaction Parties and, other than the Governance Memorandum of Understanding entered into between the Company and Abengoa on December 9, 2014 (the “MOU”) is a valid and binding obligation of the Company and the Abengoa Transaction Parties, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Transaction Document, the enforceability against such party may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law); all action required to be taken for the consummation by the Company and the Abengoa Transaction Parties of the transactions contemplated by the Transaction Documents, except as expressly set forth herein, has been duly and validly taken, and the consummation of the transactions contemplated by the Transaction Documents, other than the MOU, did not and will not give rise to or result in any material tax of whatever nature being incurred or payable by the Company, its subsidiaries or any company forming part of the First Dropdown Assets.

(o) The Company and its subsidiaries lawfully own or lease all such properties as are necessary to the conduct of their operations as presently conducted, and such properties are free of any Lien and the Company and its subsidiaries have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them as are necessary to the conduct of their respective businesses as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), in each case free and clear of all Liens, except, in each case, (i) such as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) those arising from or relating to project financing agreements, or (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such properties taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise.

(p) The authorized, issued and outstanding share capital of the Company conforms in all material respects to the description thereof contained in each Preliminary

Prospectus and the Prospectus under the caption “Capitalization”; and the Shares conform in all material respects to the descriptions thereof contained in each Preliminary Prospectus, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, any governmental agency or body or any other person is necessary or required for the performance by the Company of its obligations hereunder or pursuant to the Transaction Documents, in connection with the offering or sale of the Offered Shares hereunder or the consummation of the transactions contemplated by the Underwriting Agreement or the Transaction Documents, except (A) such as have been already obtained or as may be required under the Act, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Offered Shares are offered, if any.

(r) None of (i) the sale of the Offered Shares, (ii) the execution, delivery or fulfillment by the Company and the Selling Shareholder of the terms of, and the performance by the Company and the Selling Shareholder of its obligations under, the Underwriting Agreement nor (iii) the execution, delivery or fulfillment by the Abengoa Transaction Parties of the terms of, and the performance by the Company and the Abengoa Transaction Parties of their respective obligations under, the Transaction Documents will conflict with, result in a breach or violation of, constitute a change of control or other event giving rise to any right of acceleration or termination or other right under, constitute a Debt Repayment Triggering Event (as described below) under, or result in the imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the articles of association, charter or by-laws of the Company or any of its subsidiaries, the Selling Shareholder or any of the Abengoa Transaction Parties; (B) the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries, the Selling Shareholder or any of the Abengoa Transaction Parties is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, license, permit, order or decree applicable to the Company or any of its subsidiaries, the Selling Shareholder or any of the Abengoa Transaction Parties of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries, the Selling Shareholder or any of the Abengoa Transaction Parties or any of its or their properties, except in the case of (B) or (C) for such breaches, violations, Liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, the Selling Shareholder or the Abengoa Transaction Parties.

(s) The Underwriting Agreement has been validly authorized, executed and delivered by the Company and the Company has full right, power and authority to execute and deliver this Underwriting Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Underwriting Agreement and the consummation of the transactions contemplated hereby, except as expressly set forth herein, has been duly and validly taken.

(t) There is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and each Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in each Preliminary Prospectus and the Prospectus under the captions “Taxation,” “Business—Intellectual Property,” “Business—Legal Proceedings,” “Regulation,” “Related Party Transactions” and “Description of Share Capital”, in each case insofar as such statements describe legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(u) The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than the Underwriting Agreement and the other arrangements described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(v) The Shares are listed on the NASDAQ Global Select Market under the symbol “ABY.”

(w) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement; it being understood that the sale of the Option Shares has been registered under the Registration Statement.

(x) The annual combined financial statements and the consolidated condensed interim financial statements and the related notes and schedules of the Company and its subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects the combined or consolidated, as the case may be, financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with IFRS as issued by the IASB applied on a consistent basis throughout the periods involved. The selected financial data set forth under the captions “Summary Financial Information” and “Selected Financial Information” in each Preliminary Prospectus and the Prospectus fairly present in all material respects, on the basis stated in each Preliminary Prospectus and the Prospectus, the information included therein. The selected financial data and any other financial data regarding the Company and its subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement have been compiled on a basis consistent with the audited annual combined financial statements and the consolidated condensed interim financial statements of the Company and have been correctly extracted, derived or recalculated from the audited annual combined financial statements, the consolidated condensed interim financial statements or the accounting records of the Company.

(y) The pro forma financial information included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects the information shown therein and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial information included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information. Such historical amounts have been accurately and directly extracted from the annual combined financial statements and the consolidated condensed interim financial statements of the Company and the audited or reviewed historical financial statements of the First Dropdown Assets prepared in accordance with generally accepted accounting principles in Spain (Spanish GAAP) or other generally accepted accounting principles, which do not materially differ for the purposes of the historical financial statements of the First Dropdown Assets from IFRS-IASB.

(z) The estimated cash available for distribution and other forward-looking information set forth in each Preliminary Prospectus and the Prospectus under the captions “Cash Dividend Policy” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, such as dividend per share, among others, have been prepared and calculated after due, careful and proper inquiry and consideration by the Company, including in respect of the amount of distributable profits or reserves, each as defined under the U.K. Companies Act of the Company, and represent reasonable and fair expectations honestly held by the Company based on all relevant material information known to the Company as of the date of their use. All assumptions on which such estimates are based are reasonable. The Company reasonably expects, based on all relevant material information known to the Company as of the Execution Time, to have sufficient distributable profits or reserves, each as defined under the U.K. Companies Act, to declare dividends in the amounts set forth in each Preliminary Prospectus and the Prospectus under the caption “Cash Dividend Policy”. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aa) The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” accurately and fully describe all material trends, demands, commitments and events that the Company believes would materially affect liquidity and are reasonably likely to occur. The Company is not aware of any circumstances now existing or likely to arise that are likely to cause the Company not to have adequate working capital to finance its operations and the operations of its subsidiaries, in each case for a period of 12 months from the Effective Date. Taking into account the existing cash resources and other facilities available to the Company, the Company believes that the working capital available to the Company is sufficient for its present requirements and for at least the 12 months following the Effective Date. The cash flow and working capital projections on which the Company has based its statement regarding the sufficiency of its working capital have been properly prepared after due and careful enquiry and take into account all relevant material information concerning the Company. All assumptions on which such projections are based are reasonable, and there are no other material assumptions that should reasonably be taken into account in the preparation of such projections.

(bb) Since the date of the most recent financial statements included in the Disclosure Package, the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package, the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto).

(cc) The exchangeable preferred equity investment (the “Preferred Stock”) owned by the Company in Abengoa Concessoes Brasil Holding S.A. (“ACBH”) and described in “Business—Exchangeable Preferred Equity Investment in Abengoa Concessoes Brasil Holding” has been duly authorized and validly issued by ACBH, has the rights and privileges relating thereto described in “Business—Exchangeable Preferred Equity Investment in Abengoa Concessoes Brasil Holding” and is considered for all corporate, accounting and tax purposes as an equity investment instrument, and the statements in each Preliminary Prospectus and the Prospectus under the captions “Summary”, “Business—Exchangeable Preferred Equity Investment in Abengoa Concessoes Brasil Holding”, “Description of Share Capital—Rights Attached to our Shares—Brazil Dividend Policy”, insofar as such statements summarize terms of the Preferred Stock, are accurate and fair summaries of such Preferred Stock.

(dd) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or the Abengoa Transaction Parties its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee) Each of the Company and its subsidiaries is Solvent. As used in this paragraph, the term “Solvent” means that (i) the present fair market value (or present fair saleable value) of the assets of the Company or any subsidiary is not less than the total amount required to pay the liabilities of the Company or such subsidiary on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) in light of their current financial circumstances, each of the Company and the subsidiaries is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) none of the Company or any of its subsidiaries is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) neither the Company nor any of its subsidiaries is engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(ff) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its articles of association, charter or by-laws, (ii) the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Except as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there are no acquisitions or disposals of businesses or assets by the Company or its subsidiaries pending or currently being negotiated which would be or might reasonably be expected to be material in the context of the sale of the Offered Shares or which would require a public announcement to be made by the Company.

(hh) Except as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has any material off-balance sheet financing.

(ii) Deloitte, S.L and Deloitte LLP., who have certified certain financial statements of the Company and delivered their respective reports with respect to certain audited financial statements and related notes and schedules included in the Disclosure Package, the Prospectus and the Registration Statement, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the U.S. Public Company Accounting Oversight Board.

(jj) (i) No outstanding indebtedness of the Company or any of its subsidiaries has become due and payable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries and no event has occurred or is, to the knowledge of the Company, pending that with the passage of time or the giving of notice or the fulfilment of any condition may result in any such indebtedness becoming so due and payable or any such security becoming enforceable; (ii) no person to whom any indebtedness of the Company or any of its subsidiaries which is payable on demand is owed has demanded or, to the knowledge of the Company, threatened to demand repayment of, or to take steps to enforce any security for, such indebtedness; (iii) the amounts borrowed by the Company and each of its subsidiaries do not exceed any limitation on borrowing contained in the constitutive documents, any debenture or other deed or document binding upon such entity; (iv) any waivers received in respect of any indebtedness of the Company and each of its subsidiaries have been validly received and the Company and the relevant subsidiaries are in compliance with the terms thereof; and (v) (A) the borrowing facilities of the Company and each of its subsidiaries have been duly executed and are in full force and effect and (B) all undrawn amounts under such borrowing facilities are or will be capable of being drawn down in accordance with the terms of such borrowing facilities.

(kk) All indebtedness shown in the Company’s consolidated condensed statements of financial position as of September 30, 2014, and combined statements of financial position as of December 31, 2013 and 2012 and as of January 1, 2012 under the captions “long-term non-recourse project financing” and “short-term non-recourse project financing” or as otherwise defined as “Non-Recourse Debt” in each of the Disclosure Package and the Prospectus (i) is non-recourse to the Company and (ii) has not been guaranteed by the Company.

(ll) No stamp, issuance, registration, capital, transfer or similar taxes or duties (including stamp duty reserve tax) including all related interest and penalties (“Transfer Taxes”) imposed by or on behalf of the U.K., Spain or the United States are payable by or on behalf of the Company or any Underwriter in connection with the purchase and sale of the Offered Shares, including, without limitation, (i) the execution and delivery of this Underwriting Agreement; (ii) the transactions prescribed by Section 3 of this Underwriting Agreement; (iii) the delivery of the Offered Shares in the manner contemplated by this Underwriting Agreement; or (iv) the sale and delivery by each such Underwriter of the Offered Shares in the manner prescribed by Section 4 of this Underwriting Agreement.

(mm) The Company and its subsidiaries have complied in all material respects with applicable requirements relating to the filing of tax returns that are required to be filed in all jurisdictions in which they are required so to file (or have duly requested and been granted extensions of the timing for filing) and have paid all taxes and duties required to be paid by any of them in all jurisdictions and have paid any related assessments, fines, interest or penalties except where the failure to file such returns and pay such taxes and duties and related assessments, fines, interest or penalties would not, in the aggregate, be material; and, except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) The Company is entitled to receive payments of dividends and other distributions on the Preferred Stock without deduction or withholding for or on account of any tax; (ii) the charge to U.K. corporation tax on income does not apply to dividends or other distributions received by the Company from its subsidiaries; and (iii) to the extent that any subsidiary of the Company is, with respect to the Company, a CFC, the Company has a reasonable expectation that it will not be subject to a material CFC charge under section 371BC of the Taxation (International and Other Provisions) Act 2010 (“TIOPA”) in any accounting period (the terms “CFC” and “accounting period” in this paragraph to be read in accordance with section 371VA TIOPA and “CFC charge” as defined at section 371AA TIOPA).

(oo) No liability to tax which is material in the context of the offering of the Offered Shares has arisen or will arise to the Company or the First Dropdown Assets for tax purposes as a result of the acquisition of the First Dropdown Assets.

(pp) The Company is resident for tax purposes solely in the U.K.

(qq) Recognition in the annual combined financial statements and in the consolidated condensed interim financial statements of the Company and its subsidiaries included in the Preliminary Prospectus, the Prospectus and Registration Statement of all deferred tax assets has been made in accordance with IFRS at the date of this Underwriting Agreement.

(rr) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(ss) The Company and each of its subsidiaries are insured by insurers of recognized standing against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has in writing denied liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(tt) Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) the Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of England and Wales from paying, and no authorization, approval or consent of any governmental authority or agency of the U.K. or of any other jurisdiction is required in order for the Company to pay, dividends or other distributions, if and when declared by the Company to the holders of the Shares and (ii) all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holders of Offered Shares (whether or not resident in the U.K. for tax purposes) in U.S. dollars or may be converted into foreign currency and freely transferred out of the U.K. and otherwise may be paid free and clear of any other tax, duty, withholding or deduction in the U.K.

(uu) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) under the terms of any project financing document, including but not limited to any shareholders’ agreement, any power purchase agreement, any concession agreement or any similar document or any permits, licenses, authorizations or laws applicable to a subsidiary or a subsidiary’s property or assets.

(vv) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except where the failure to so possess any such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ww) The concession agreements and power purchase agreements described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority or other person, on the other hand (i) have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Company and/or such subsidiary, and none of the Company or any of its subsidiaries has received any notice of termination, revocation or modification with respect to any such concession agreements or power purchase agreements, as the case may be, except for any modification that is described in the Disclosure Package and the Prospectus or any termination, revocation or modification that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) to the extent such concessions or related projects are under construction, they will comply in all material respects with all applicable laws and regulations and with their respective concession or power purchase agreements, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) the financial and operating information included in the Disclosure Package and the Prospectus with respect to such concessions and power purchase agreements has been properly prepared after due and careful enquiry and is accurate in all material respects.

(xx) The statistical, industry-related and market-related data included in the Disclosure Package and the Prospectus are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(yy) Neither the Company nor its subsidiaries nor the Selling Shareholder has sold or issued any securities that would be integrated with the offering of the Offered Shares pursuant to the Act or the interpretations thereof by the Commission.

(zz) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, management, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aaa) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bbb) The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Related Party Transactions,” insofar as they purport to describe all material aspects of the commercial and contractual relationships between the Company and its subsidiaries, on the one hand, and its controlling shareholders, directors, officers and their respective affiliates, on the other hand, are, in each case, accurate descriptions in all material respects and fairly summarize the transactions and relationships purported to be described therein. There are no further transactions or agreements that would be required to be described in the Disclosure Package, the Prospectus or the Registration Statement under applicable laws that have not been so described. None of the Company or any of its subsidiaries has since January 1, 2011 or is currently engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s-length basis.

(ccc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(ddd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its affiliates has, directly or indirectly, in relation to the offering contemplated pursuant to this Underwriting Agreement or otherwise, done any act or engaged in any course of conduct in breach of Regulation M under the U.S. securities laws, or, to the knowledge of the Company, the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, so far as the Company is aware, has any person acting on its behalf or on behalf of any of its affiliates (other than the Underwriters, as to whom the Company makes no representation) done any act or engaged in any course of conduct as described above.

(eee) Except as otherwise set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries (i) are in compliance with applicable European Union, U.K., state, local and foreign law (including U.S. Federal and state law) and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(fff) Each benefit, pension and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries or any of their respective affiliates for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or any of their respective affiliates, or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and requirements of any applicable statutes, orders, rules and regulations. The Company and each of its subsidiaries and each of their respective affiliates have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. The present value of all accrued benefits under each such plan, based on those assumptions used to fund such plan, as calculated by the Company’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such plan allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. The liabilities reflected on the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement which is not required or intended to be funded accurately reflects the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions.

(ggg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus.

(hhh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.

(iii) Neither the Company nor any of its subsidiaries has taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as each of the Company and its subsidiaries is aware, threatened against the Company or any of its subsidiaries for the winding-up or dissolution or for any similar or analogous proceeding in any jurisdiction concerning the Company or any of its subsidiaries, or for the Company or any of its subsidiaries to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver or examiner.

(jjj) There is and has been no failure on the part of the Company nor, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(kkk) Each of the Company and its subsidiaries that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”). Each of the Company and its subsidiaries that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(lll) There are no pending FERC proceedings that have been docketed in FERC’s “eLibrary” system in which the EWG status, market-based rate authority or the FPA Section 204 authority of any of the Company and its subsidiaries that have such authority, is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(mmm) Any of the Company or its subsidiaries with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(nnn) The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and, as such, is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. § 366.3.

(ooo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or of any other applicable law in any applicable jurisdiction which is broadly equivalent to the FCPA, including, without limitation, the Bribery Act 2010 of the U.K. (the “Bribery Act”), or which has as its objective the prevention of corruption, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and any other applicable law in any applicable jurisdiction which is broadly equivalent to the FCPA, including, without limitation, the Bribery Act, or which has as its objective the prevention of corruption and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ppp) None of the Company, any of its subsidiaries nor, so far as the Company is aware, any director, officer, agent or employee of the Company or any of its subsidiaries or, to the best of the Company’s knowledge, any person acting on its or their behalf has: (i) used, or agreed to use, any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity; (ii) made, or agreed to make, any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any official or employee of any foreign or domestic government or public international organization (or person acting in an official capacity for or on behalf of any such government or organization) from, in each case, corporate funds or assets; or (iii) paid, or attempted to pay, any bribe, rebate, pay-off, influence payment, kickback or other unlawful payment.

(qqq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rrr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered imposed by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the

European Union, or the U.K. (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(sss) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ttt) The Company is not directly or indirectly concerned in, an agreement, arrangement, understanding or practice (whether or not legally binding) which is the subject of any investigation by any competent authority with jurisdiction over the Company or any of its subsidiaries in respect of any provision of any competition legislation, trade regulation or similar legislation in any applicable jurisdiction.

(uuu) The minute books and records of (i) the Company and its subsidiaries relating to proceedings of their respective shareholders, boards of directors and committees of the board of directors and (ii) of Abengoa relating to proceedings of its shareholders, boards of directors and committees of the board of directors to the extent the subject matter is any asset currently owned by the Company, made available to counsel for the Underwriters are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, boards of directors and committees since December 1, 2011 through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, boards of directors or committees, the Company has provided counsel for the Underwriters with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.

(vvv) The Company and its subsidiaries own or possess adequate licenses or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) there are no rights of third parties to any such Intellectual Property, except for customary reversionary rights of third-party licensors; (ii) there is no material infringement by third parties of any such Intellectual Property that is disclosed in the Registration Statement, the Disclosure Package and the Prospectus as owned by the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (A) challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B) challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; or (C) that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(www) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and Banco Santander, S.A.

(xxx) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

(yyy) The Company does not believe that it was a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (“PFIC”) for its prior taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(zzz) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aaaa) Upon execution and delivery, this Underwriting Agreement will be in proper legal form under the laws of England and Wales for the enforcement hereof against the Company, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Underwriting Agreement, it is not necessary that this Underwriting Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before any governmental or regulatory authority or agency of the U.K.

(bbbb) With the exception of Abengoa Transmision Sur S.A.’s senior notes due 2043, none of the Company nor its subsidiaries has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

(cccc) None of the transactions contemplated by this Underwriting Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System and other relevant laws and regulations.

(dddd) The Company is, and after giving effect to the offering and sale of the to the Offered Shares will be, a “foreign private issuer” (as such term is defined in the rules and regulations under the Act and the Exchange Act).

(eeee) The Company has duly filed with the Commission all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act. The Company has made any and all disclosure, filing or submission to the Commission required to be made by it pursuant to Section 13(p) of the Exchange Act or any of the rules or regulations promulgated under or pursuant to Section 13(p) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

(a) The Selling Shareholder has been duly incorporated and is validly existing as a limited company and in good standing under the laws of England and Wales.

(b) The Underwriting Agreement has been validly authorized, executed and delivered by the Selling Shareholder and the Selling Shareholder has full right, power and authority to execute and deliver this Underwriting Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Underwriting Agreement and the consummation of the transactions contemplated hereby, except as expressly set forth herein, has been duly and validly taken.

(c) The Selling Shareholder is the beneficial owner of the Offered Shares to be sold by it hereunder free and clear of all Liens, and has full power and authority to sell its interest in the Offered Shares, and, assuming that each Underwriter acquires its interest in the Offered Shares it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Offered Shares delivered on the Closing Date to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Offered Shares credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Offered Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Offered Shares.

(d) As of the date hereof, as of the Closing Date and as of the Option Closing Date, if any, the sale of the Offered Shares, by the Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Disclosure Package or the Prospectus.

(e) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) On the Closing Date and on the Option Closing Date, if any, the Selling Shareholder will not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Underwriting Agreement, other than those rights that have been disclosed in the Disclosure Package or the Prospectus.

(g) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

(h) Neither the sale of the Offered Shares being sold by the Selling Shareholder, nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) the articles of association, the charter or by-laws of the Selling Shareholder, (ii) the terms of any concession, indenture or other agreement or instrument to which the Selling Shareholder is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Shareholder or any of its property, as applicable, except, in the case of (ii) or (iii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) The Selling Shareholder shall not, directly or indirectly, use the proceeds received from the sale of the Offered Shares in violation of the laws and regulations referred to in Sections 1(i)(ooo) to (sss).

(j) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or its property is pending or, to the best knowledge of the Selling Shareholder, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

Any certificate signed by any officer of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Selling Shareholder agrees, on the Closing Date, to enter into the transactions prescribed by Section 3 hereof, and each Underwriter agrees, severally and not jointly, to pay to the Selling Shareholder, at a purchase price of $[—] per Share (the “Purchase Price”), the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I to this Underwriting Agreement. In connection with the offering, each Underwriter and any controlling entities and/or any of its affiliates acting as an investor for its own account may take up Underwritten Shares and in that capacity may retain, purchase or sell for its own account such Underwritten Shares and any securities of the Company or related investments and may offer or sell such securities or other investments otherwise than in connection with the offering. Accordingly, references herein or in the Disclosure Package or the Prospectus to the Underwritten Shares being offered or placed should be read as including any offering or placement of such Underwritten Shares to the Underwriters and any relevant affiliate acting in such capacity. The Underwriters do not intend to disclose the extent of any such investment or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Selling Shareholder hereby grants an option to the several Underwriters for the delivery of up to [—] Option Shares in the manner prescribed by Section 3 hereof, severally and not jointly, at the Purchase Price per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option”). The Option may be exercised by the Representatives, on behalf of the Underwriters, in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Selling Shareholder setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the Option and the date and time on which such Option Shares are to be sold and paid for (any such date and time of delivery and payment, an “Option Closing Date”). The maximum number of Option Shares which the Selling Shareholder agrees to deliver pursuant to this Section 2(b) hereof is set forth in Schedule II hereto. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares (or such number as increased as set forth in Section 9 hereof), subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) All sums payable by the Company and the Selling Shareholder under this Underwriting Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless such deduction or withholding is required by law. If the Company or the Selling Shareholder is required by law to deduct or withhold for or on account of tax from a payment made under this Underwriting Agreement, the Company and/or the Selling Shareholder, as applicable, shall pay such additional amounts as may be necessary so that the net amount received by the recipient of the payment is equal to the amount the recipient would have received if such deduction or withholding had not been so required.

(d) If the recipient of a payment made under this Underwriting Agreement determines that it has received a credit for or refund of any tax payable by it by reason of any deduction or withholding for or on account of tax in respect of which an additional amount has been paid pursuant to Section 2(c) above, then it shall reimburse to the other party such part of such additional amounts as the recipient of the payment determines will leave it (after such reimbursement) in no better and no worse position than it would have been if the other party had not been required to make such deduction or withholding. Nothing in Section 2(c) or (d) shall oblige a recipient to disclose to any person its tax affairs or any information it reasonably considers confidential, or shall interfere with the right of the recipient to arrange its tax affairs in whatever manner it thinks fit, or shall require any recipient to take any action to determine whether any tax credit or refund has been obtained.

(e) Where the Company or, as the case may be, the Selling Shareholder is obliged to pay any fee, commission or other sum to the Representatives (on behalf of the Underwriters) or to any Underwriter or other indemnified party pursuant to this Underwriting Agreement or in connection with the offer of the Offered Shares, and any amount in respect of VAT is properly charged on it, the Company or the Selling Shareholder (whichever is required to make the payment) shall also pay to the recipient an amount equal to the VAT payable on receipt of a valid VAT invoice.

(f) Where, pursuant to this Underwriting Agreement, a sum is paid or reimbursed to the Representatives (on behalf of the Underwriters) or to any Underwriter (for the purposes of this Section 2(f) only, each a payee), the Company or, as the case may be, the Selling Shareholder shall also pay to such payee in respect of VAT:

(i) to the extent the sum represents a reimbursement of a cost, charge or expense (except where (ii) below applies), such amount as equals any VAT charged to the payee (including where an amount in respect of VAT arises under a reverse charge mechanism) in respect of that cost, charge or expense and which the payee states is not recoverable by it by repayment or credit, that statement to be conclusive save in the case of manifest error; and

(ii) where any payment or reimbursement is in respect of or indemnification for costs, charges or expenses incurred by the payee as agent for the Company or, as the case may be, the Selling Shareholder, and except where section 47(2A) or section 47(3) of the UK Value Added

Tax Act 1994 (or equivalent provisions in any other jurisdiction) applies, such amount as equals the amount included in the costs, charges and expenses in respect of VAT, provided that in such a case the payee will use reasonable endeavours to procure that the actual supplier of the goods and services which the payee received as agent issues its own VAT invoice directly to the Company or, as the case may be, the Selling Shareholder.

3. Delivery and Payment. (a) Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at [10:00] a.m., New York City time, on [—], 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Shares being herein called the “Closing Date”).

(b) Subject to and in accordance with the terms of this agreement, the Selling Shareholder agrees to (i) procure that GTU Ops Inc. (the “CS Depositary Nominee”) will transfer the Underwritten Shares to Cede & Co. (as nominee for DTC) and (ii) procure that the respective accounts of the Underwriters on the books of DTC are credited with the Underwritten Shares. In consideration for the transactions outlined above, the several Underwriters through the Representatives agree to transfer the purchase price to or upon the order of the Selling Shareholder, by wire transfer payable in same-day funds to an account specified by the Selling Shareholder.

(c) If the Option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Shareholder will deliver the Option Shares to the Representatives, in accordance with the same settlement and delivery mechanism provided for in respect of the Underwritten Shares under Section 3(a) hereof, at 388 Greenwich Street, New York, New York, on the Option Closing Date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to an account specified by the Selling Shareholder. If the Option Closing Date occurs after the Closing Date, the Selling Shareholder will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

(d) The Selling Shareholder undertakes to ensure that prior to the Closing Date, Computershare Trust Company, N.A. (the “CS Depositary”) will issue it with depositary receipts evidencing its ownership of the Offered Shares. The Selling Shareholder also undertakes to ensure that the share register of the Company is updated to reflect the transfer of legal ownership of the Offered Shares to the CS Depositary Nominee.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Prospectus. Any transfer or delivery of Offered Shares shall only be made through the facilities of DTC and any agreement for the transfer of any Offered Shares shall only be made in respect of Offered Shares held within the facilities of DTC in accordance with the settlement and delivery mechanisms provided for in Section 3(a) above.

5. Agreements.

(i) The Company and the Selling Shareholder jointly and severally agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Offered Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (ii) when, prior to termination of the offering of the Offered Shares, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If during any time when a prospectus relating to the Offered Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any amended or supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Offered Shares for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Shareholder.

(h) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 6(r) hereof for the Company, the Selling Shareholder, an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release in a form substantially satisfactory to the Representatives through a major news service at least two Business Days before the effective date of the release or waiver.

(j) The Company and the Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(k) The Selling Shareholder agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any Transfer Taxes payable by it in accordance with Section 5(ii)(d); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholder; (ix) the fees and expenses of counsel for the Underwriters (including Canadian counsel); and (x) all other costs and expenses incurred by the Company or the Selling Shareholder or incident to the performance by the Company and the Selling Shareholder of their obligations hereunder. The

Underwriters shall pay their own expenses in connection with the offering, other than the fees and disbursements of their counsel. Additionally, the Underwriters agree to reimburse the Selling Shareholder for certain of its expenses in connection with the offering up to an aggregate amount of $[—].

(l) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m) The Company and the Selling Shareholder shall not distribute any offering materials in connection with the offering of the Offered Shares other than the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package and the Prospectus, and pricing information or other materials, if any, consented to in advance by the Representatives.

(n) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the restricted period contained in the lock-up letter executed by the Company and referred to in Section 6(r) hereof.

(o) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(p) The Company will use its reasonable best efforts to maintain the listing of the Shares (including the Offered Shares) on the NASDAQ Global Select Market.

(q) The Company intends to calculate earnings and profits in accordance with U.S. Federal income tax principles.

(r) The Company shall undertake the actions set forth in the MOU only after analyzing and addressing all implications for the Company and its shareholders and taking into account, among other things, any adverse tax consequences. The Company and the Selling Shareholder shall not, during the period in which the MOU is in effect, implement any transaction that would result in the Selling Shareholder owning less than 51% of the Company’s shares by number or vote unless the Company reasonably determines, based on the advice from a U.S. advisor of recognized standing with respect to U.S. federal income tax matters, that it is more likely than not that the Company will not become a PFIC solely as a result of the implementation of any such transaction.

(s) Neither the Company, the Selling Shareholder, nor any affiliate of either of them, shall, directly or indirectly, issue, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) Shares, or take any other action with respect to Shares or otherwise, which would conflict with, result in a breach or violation of, constitute a change of control or other event giving rise to any right of acceleration or termination or other right under, constitute a Debt Repayment Triggering Event under, or result in the imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any concession agreement, power purchase agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries or any of their affiliates, the Selling Shareholder or any of its affiliates or the Abengoa Transaction Parities is party or bound or to which its or their property is subject, except, in each case, (i) after giving effect to any waiver, amendment or consent thereto or (ii) that would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the Underwriters’ ability to consummate the transactions contemplated by this Underwriting Agreement.

(ii) The Selling Shareholder agrees with the several Underwriters that:

(a) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(b) The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

(c) The Selling Shareholder agrees to pay its own costs and expenses relating to the offering.

(d) Without prejudice to Section 5(i)(k), the Selling Shareholder undertakes with respect to the Offered Shares to pay and bear any Transfer Tax and promptly to account to the relevant tax authority for the same, and otherwise to indemnify the Underwriters against any Transfer Tax, in each case to the extent that such Transfer Tax arises in connection with the purchase and sale of the Offered Shares pursuant to this Underwriting Agreement, including (without limitation): (i) the transactions prescribed by Section 3; (ii) the delivery of the Offered Shares in the manner prescribed by this Underwriting Agreement; and (iii) the sale and delivery by each such Underwriter of the Offered Shares in the manner prescribed by Section 4 of this Underwriting Agreement. Notwithstanding anything to the contrary, no other provision of this Underwriting Agreement shall require either the Selling Shareholder to reimburse or indemnify the Underwriters for any Transfer Taxes falling within the ambit of this Section 5(ii)(d).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained in this Underwriting Agreement as of the Execution Time, the Closing Date and the Option Closing Date, if any, pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their obligations under this Underwriting Agreement and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Selling Shareholder shall have requested and caused Linklaters LLP, counsel for the Company and the Selling Shareholder with respect to the laws of England and Wales, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit A.

(c) The Selling Shareholder shall have requested and caused Linklaters LLP, counsel for the Company and the Selling Shareholder with respect to U.S. Federal, New York state and Delaware law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, each dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit B-1 and B-2.

(d) The Selling Shareholder shall have requested and caused Linklaters LLP, counsel for the Company and the Selling Shareholder with respect to U.K. tax law, to have furnished prior to the Closing Date and to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit C.

(e) The Selling Shareholder shall have requested and caused Linklaters S.L.P, counsel for the Company with respect to Spanish law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit D.

(f) The Selling Shareholder shall have requested and caused Santamarina y Steta, counsel for the Company with respect to Mexican law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit E.

(g) The Selling Shareholder shall have requested and caused Miranda & Amado Abogados, counsel for the Company with respect to Peruvian law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit F.

(h) The Selling Shareholder shall have requested and caused SFME Advogados, counsel for the Company with respect to Brazilian law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit G.

(i) The Selling Shareholder shall have requested and caused in-house counsel for the Company with respect to Arizona and California law and U.S. Federal Law, to have furnished prior to the Closing Date to the Representatives their opinion or opinions, as the case may be, dated the Closing Date and addressed to the Representatives to the effect set forth in Exhibit H.

(j) The Representatives shall have received prior to the Closing Date from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, such U.S. law opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Offered Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) The Representatives shall have received prior to the Closing Date from Davis Polk & Wardwell London LLP, U.K. counsel for the Underwriters, such U.K. law opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(l) The Company shall have furnished prior to the Closing Date to the Representatives a certificate of the Company, executed by a Director, substantially in the form of Exhibit I, of the resolutions passed by the General Meeting of the Company and by the Board of Directors authorizing, among other things, the filing of the Registration Statement and the execution by the Company of this Underwriting Agreement.

(m) The Company shall have furnished prior to the Closing Date to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, substantially in the form of Exhibit J, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering contemplated hereby, and the Underwriting Agreement and that:

(i) the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness or use of the Registration Statement, nor any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package, the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto).

(n) The Selling Shareholder shall have furnished to the Representatives a certificate of the Selling Shareholder, executed by the Chairman of the Board or the President and the principal financial or accounting officer of the Selling Shareholder, substantially in the form of Exhibit K, dated the Closing Date, to the effect that the representations and warranties of the Selling Shareholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(o) The Company shall have furnished at the Execution Time to the Representatives a certificate of the Company, executed by the Chief Financial Officer and the Principal Accounting Officer of the Company, substantially in the form of Exhibit L, with respect to certain financial and other information contained in the Prospectus, to the effect that:

(i) the signatory has responsibility for the Company’s financial and accounting matters and is familiar with the accounting, operations, controls and records systems, including the internal control over the financial reporting, of the Company’s group (the “Company Records”); and

(ii) the signatory has read and supervised the compilation and review of the financial, operating and other data identified by a “circle” on the selected pages from the Preliminary Prospectus attached thereto as Appendix 1 and the selected pages from the Prospectus attached thereto as Appendix 2 (together, the “Identified Information”). The Identified Information is derived from the Company Records and other reliable sources. The signatory has performed, or has supervised and had relevant members of her or his staff perform procedures and adequate controls to verify the accuracy of the Identified Information against the Company Records and other reliable sources. Based on this review, to the best of the signatory’s knowledge, after due and careful inquiry, such Identified Information is correct, complete and accurate and not misleading in any material respect.

(p) The Company shall have requested and caused Deloitte, S.L. to have furnished to the Representatives letters, at the Execution Time, dated as of the Execution Time, and as of the Closing Date (the latter which shall have a cutoff date as of the date hereof), in form and substance satisfactory to the Representatives.

(q) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case, exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (r) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(r) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter (each such letter, a “Lock-Up Agreement”), addressed to the Representatives, substantially in the form of Exhibits M-1, M-2 and M-3 hereto, from each of the following persons: the Company, the Selling Shareholder, each other Abengoa entity holding Shares of the Company (if any), Mr. Manuel Sanchez Ortega, Mr. Santiago Seage, Mr. Eduard Soler, Mr. Manuel Silvan, Mr. Emiliano Garcia, Mr. Antonio Merino, Mr. David Esteban, Ms. Irene M. Hernandez , Mr. William B. Richardson, Mr. Christopher Standlee, Mrs. Maria Esteruelas, Mr. Eduardo Kausel, Mr. Daniel Villalba, Mr. Jack Robinson, Mr. Enrique Alarcon and Mr. Juan del Hoyo (such persons and entities, collectively, the “Lock-Up Agreement Signatories”).

(s) Prior to the Execution Time, the Transaction Documents shall have been executed and the Company shall have provided the Underwriters execution copies thereof.

(t) Prior to the Closing Time, the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled (or waived by the Representatives in the name and on behalf of the Underwriters) when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representatives. Notice of such termination shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at Paseo de la Castellana 41, Madrid 28046, Spain, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Offered Shares provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholder will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including all reasonable fees and disbursements of U.S., U.K. and Canadian counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Shares.

8. Indemnification and Contribution. (a) The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless (on an after tax basis) each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law, under any non-U.S. law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or in any Prospectus, or in any amendment thereof or supplement thereto, or any road show presentation of the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c). This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholder may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Shareholder and each person who controls the Selling Shareholder within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholder acknowledge that the statements set forth (i) in the next-to-last paragraph of the cover page regarding delivery of the Shares and, under the caption “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Offer Shares, (iii) the sentence related to concessions and reallowances, and (iv) the paragraphs related to short sales, stabilization, and syndicate covering transactions in the “Underwriting” section in each Preliminary Prospectus, the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, each Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a), (b) or (c)

above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; (v) an Underwriter (in respect of a claim against it or any of its indemnified parties) gives notice to an indemnifying party that its insurers require it not to allow such participation or assumption of (or continued participation in or assumption of) the defense of the action; or (vi) in the reasonable judgment of an indemnified party its position and interests would be adversely affected by the indemnifying party’s participation in or assumption of (or continued participation in or assumption of) the defense of such action. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local and/or regulatory counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Shareholder, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Selling Shareholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Offered Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholder, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Shares set forth opposite the names of all the remaining Underwriters) the Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase;

provided, however, that in the event that the aggregate amount of Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Shares and if such non-defaulting Underwriters do not purchase all the Offered Shares this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Shareholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that any required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholder and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.

(a) This Underwriting Agreement shall be subject to termination of the Representatives, by notice given to the Company prior to delivery and payment of the Offered Shares, if, in the judgment of the Representatives, at any time prior to such time there shall have occurred any of the following: (i) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case, exclusive of any amendment or supplement thereto), there has been a material adverse change, or any development reasonably likely to result in a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, considered as a single business enterprise and whether or not arising in the ordinary course of business, the effect of which change or development is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Shares on the terms and in the manner contemplated in each Preliminary Prospectus, the Disclosure Package or the Prospectus; (ii) a general banking moratorium has been declared by European Union, Spanish, U.K., U.S. Federal or New York State authorities or there is a material disruption in commercial banking or securities settlement, payment or clearance services in the European Union, Spain, the U.K., the United States or New York State; (iii) there has occurred a suspension or material limitation in trading in the Company’s Shares or securities generally on, or minimum or maximum prices shall have been established in, any of the Spanish Stock Exchanges, the London Stock Exchange, the New York Stock Exchange or the NASDAQ Global Select Market; or (iv) there has occurred (A) any change or any development involving a prospective change in the national or international financial, political or economic conditions, any financial markets or any currency exchange rates or controls, (B) an outbreak or escalation of hostilities or acts of terrorism or a declaration of a national emergency or war, or (C) any other calamity or crisis, if the effect of any such event specified in this Section 10(a)(iv), individually or together with any other such event, in the judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Shares on the terms and in the manner contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

(b) The Representatives may terminate this Underwriting Agreement, by notice to the Company, in the following circumstances: (i) any judicial or administrative authority suspends or revokes the offer of the Offered Shares prior to the Closing Date or (ii) any of the conditions set forth in Section 6 hereof shall not have been met by the Closing Date.

(c) In the event of termination of this Underwriting Agreement pursuant to this Section 10, all offers of the Offered Shares will be automatically terminated and all offers to purchase and all purchase orders related to the offering shall be cancelled, and the Company shall have no obligation to deliver the Offered Shares and the Underwriters shall have no obligation to purchase the Offered Shares.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Shares. The provisions of Sections 7, 8, 11, 16, 17 and 18 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be delivered and telefaxed to Citigroup Global Markets Inc. General Counsel (facsimile: (212) 816 7912) and confirmed to the General Counsel; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, facsimile: (646) 855 3074, Attention: Syndicate Department with a copy to facsimile: (212) 230 8730, Attention: ECM Legal, (ii) if sent to the Company, will be delivered and telefaxed to Abengoa Yield plc, Great House West, GW1, 17th floor, Great West Road, Brentford, United Kingdom, TW8 9DF or, if sent to the Selling Shareholder, will be delivered and telefaxed to it at the address set forth in Schedule II hereto.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (i) the purchase and sale of the Offered Shares pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (iii) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). The Company and the Selling Shareholder agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto. Each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and any review by the Representatives and the other Underwriters of the Company, the offering, the terms of the Offered Shares and other matters relating thereto will be performed solely for the benefit of the Representatives and Underwriters and shall not be on behalf of the Company, the Selling Shareholder or any other person.

15. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, the Selling Shareholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

18. Jurisdiction. The Company and the Selling Shareholder hereby agree that any suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Selling Shareholder has appointed Abengoa Solar LLC as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholder hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholder, as the case may be.

The provisions of this Section 18 shall survive any termination of this Underwriting Agreement, in whole or in part.

19. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

20. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated:

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the United States Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Offered Shares, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“IFRS” shall mean International Financial Reporting Standards.

“IFRS as issued by the IASB” shall mean IFRS as issued by the International Accounting Standards Board.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Court” shall mean any U.S. Federal or State court located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Offered Shares that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement (file number 333- 200848) of the Company on Form F-1, including exhibits and financial statements and any prospectus supplement relating to the Offered Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Representatives” shall mean the addressees of this Underwriting Agreement.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Offered Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Underwriting Agreement” shall mean this Underwriting Agreement relating to the sale of the Offered Shares by the Selling Shareholder to the Underwriters.

“VAT” shall mean (a) within the European Union, such taxation as may be levied in accordance with (but subject to derogation from) the Directive of the Council of the European Union on the common system of value added tax (2006/112/EEC); and (b) outside the European Union, any other taxation substantially similar to the common system of value added tax referred to in (a) of this definition.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters.

Very truly yours,

ABENGOA YIELD PLC

By:
Name:
Title:

Very truly yours,

ABENGOA CONCESSIONS INVESTMENTS LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:	[—]
Title:	[—]

For itself and the other several Underwriters named in Schedule I to the foregoing Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:	[—]
Title:	[—]

For itself and the other several Underwriters named in Schedule I to the foregoing Underwriting Agreement

SCHEDULE I

Underwriters	Number of Underwritten Shares

Citigroup Global Markets Inc.	[—	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—	]
HSBC Securities (USA) Inc.	[—	]
Banco Santander, S.A.	[—	]

Total	[—	]

SCHEDULE II

Selling Shareholder	Number of Option Shares

Abengoa Concessions Investments Limited Great West House, GW1, 17th Floor, Great West Road, Brentford, TW8 9DF, United Kingdom (Facsimile: [—])	[—	]

Total	[—	]

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Transaction Documents

•	Asset Transfer Agreement between Abengoa Yield plc and Abengoa, S.A. dated September 22, 2014.

•	Usufruct over the Shares of the company Carpio Solar Inversiones, S.A. among CSP Equity Investment, S.a.r.l., Abengoa Solar New Technologies, S.A., Carpio Solar Inversiones, S.A., Abengoa Concessions Infrastructures, S.L.U. and Abengoa Solar España, S.A. dated November 18, 2014.

•	Assignment of Loan to the Sponsors Agreement among Abengoa Concessions Infrastructures, S.L.U., Abengoa Solar España, S.A. and Solar Processes, S.A. dated December 4, 2014 (in respect of the December 5, 2011 loan).

•	Assignment Agreement of Intercompany Loan among Abengoa Yield Plc, Abengoa Solar España, S.A. and Carpio Solar Inversiones, S.A. dated November 18, 2014.

•	Assignment Agreement of Subordinated Debt Loan among Abengoa Yield Plc, Abengoa Solar España, S.A. and Sanlúcar Solar, S.A. dated December 4, 2014 (in respect of April 14, 2005 loan).

•	Assignment Agreement of Subordinated Debt Loan among Abengoa Yield Plc, Abengoa Solar España, S.A. and Sanlúcar Solar, S.A. dated December 4, 2014 (in respect of February 15, 2012 loan).

•	Assignment Agreement of Subordinated Debt Loan among Abengoa Yield Plc, Abengoa Solar España, S.A. and Solar Processes, S.A. dated December 4, 2014.

•	Share Sale and Purchase Agreement among Abengoa Solar España, S.A., Asa Environment & Energy Holding AG and Abengoa Concessions Infrastructures, S.L.U. dated December 4, 2014.

•	Stock Sale and Purchase Agreement among Abengoa Solar España, S.A., Instalaciones Inabensa S.A. and Abengoa Concessions Infrastructures, S.L.U. dated December 4, 2014.

•	Assignment of Loan to the Sponsors Agreement among Abengoa Concessions Infrastructures, S.L.U., Abengoa Solar España, S.A. and Solar Processes, S.A. dated December 4, 2014 (in respect of the May 10, 2012 loan).

•	Assignment of Participative Loan Agreement among Abengoa Concessions Infrastructures, S.L.U., Abengoa Solar España, S.A. and Sanlúcar Solar, S.A. dated December 4, 2014.

•	Assignment Agreement of Intercompany Participative Loan among Abengoa Concessions Infrastructures, S.L.U., Abengoa Solar España, S.A. and Carpio Solar Inversiones, S.A. dated November 18, 2014.

•	Share Purchase Agreement among Instalaciones Inabensa, S.A., Enertey, S.A., Banitod S.A. and Abengoa Concessions Infrastructures, S.L.U. dated December 29, 2014.

SCHEDULE V

Transaction Documents

•	Amended and restated Right of First Offer Agreement between Abengoa Yield plc and Abengoa, S.A. dated December 9, 2014.

•	Call Option Agreement between Abengoa Yield plc and Abengoa, S.A. dated December 9, 2014.

•	Governance Memorandum of Understanding between Abengoa Yield plc and Abengoa, S.A. dated December 9, 2014.

•	Parent Support Agreement among Abengoa Yield plc, Abengoa Concessoes Brasil Holding S.A. and Abengoa, S.A. dated December 9, 2014.

SCHEDULE VI

List of Subsidiaries

Abengoa Cogeneración Tabasco, S. de R.L. de C.V.

Abengoa Concessions Infrastructures, S.L.

Abengoa Concessions Perú, S.A.

Abengoa Solar US Holdings Inc.

Abengoa Solar Holdings USA Inc.

Abengoa Transmisión Norte, S.A.

Abengoa Transmisión Sur, S.A.

ACT Holding S.A. de C.V.

ASO Holdings Company LLC

Arizona Solar One LLC

Banitod S.A.

Cadonal S.A.

Mojave Solar Holdings LLC

Mojave Solar LLC

Palmatir, S.A.

Palmucho, S.A.

Solaben Electricidad Dos, S.A.

Solaben Electricidad Tres, S.A.

Sanlúcar Solar, S.A.

Solar Processes, S.A.

Solacor Electricidad Uno, S.A.

Solacor Electricidad Dos, S.A.

Transmisora Mejillones, S.A.

Transmisora Baquedano, S.A.

EXHIBIT M-1

[Letterhead of Abengoa Yield Plc]

Abengoa Yield Plc

Ordinary Shares

January [—], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into among Abengoa Concessions Investments Limited, a limited company incorporated under the laws of England and Wales (the “Selling Shareholder”), Abengoa Yield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and you as Representatives of the Underwriters named therein, relating to an underwritten public offering by the Selling Shareholder of certain ordinary shares, $0.10 nominal value per share (the “Shares”) of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares, or any securities convertible into, or exercisable, or exchangeable for, Shares, or publicly announce an intention to effect any such transaction, for a period of 60 days from the date of this letter (such period, the “Restricted Period”), provided, however, that the Company may issue and sell Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date hereof, including, without limitation, pursuant to the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such incentive or similar plans.

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EXHIBIT M-1

If for any reason the Underwriting Agreement is not entered into by February 11, 2015, the agreement set forth above shall be terminated on such date. Further, if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

ABENGOA YIELD PLC

By:
Name:
Title:

M-1-2

EXHIBIT M-2

[Letterhead of Abengoa Concessions Investments Limited]

Abengoa Yield Plc

Ordinary Shares

January [—], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into among Abengoa Concessions Investments Limited, a limited company incorporated under the laws of England and Wales (the “Selling Shareholder”), Abengoa Yield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and you as Representatives of the Underwriters named therein, relating to an underwritten public offering by the Selling Shareholder of certain ordinary shares, $0.10 nominal value per share (the “Shares”) of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares, or any securities convertible into, or exercisable, or exchangeable for, Shares, or publicly announce an intention to effect any such transaction, for a period of 90 days from the date of this letter (such period, the “Restricted Period”), provided, however, that the Selling Shareholder may sell the Shares being sold pursuant to the Underwriting Agreement.

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EXHIBIT M-2

If for any reason the Underwriting Agreement is not entered into by February 11, 2015, the agreement set forth above shall be terminated on such date. Further, if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

ABENGOA CONCESSIONS INVESTMENTS LIMITED

By:
Name:
Title:

M-2-2

EXHIBIT M-3

[Letterhead of officer or director of Abengoa Yield Plc]

Abengoa Yield Plc

Ordinary Shares

January [—], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into among Abengoa Concessions Investments Limited, a limited company incorporated under the laws of England and Wales (the “Selling Shareholder”), Abengoa Yield plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and you as Representatives of the Underwriters named therein, relating to an underwritten public offering by the Selling Shareholder of certain ordinary shares, $0.10 nominal value per share (the “Shares”) of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or any securities convertible into, or exercisable, or exchangeable for Shares, or publicly announce an intention to effect any such transaction, for a period of 90 days from the date of this letter (such period, the “Restricted Period”), other than transfers of Shares or any securities convertible into, or exercisable, or exchangeable for Shares (A) as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, (B) if the undersigned is a natural person, to (i) a member of the immediate family of the undersigned (for purposes of this letter, “immediate family” shall mean any relationship by blood, marriage, or adoption,

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EXHIBIT M-3

not more remote than first cousin), (ii) any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or (iii) a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; (C) if the undersigned is a corporation, partnership, limited liability company or other entity, to (i) any trust or other entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned or (ii) a corporation, partnership, limited liability company or other entity of which the undersigned and any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity; (D) to partners, members or shareholders of the undersigned; and (E) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D) or (E), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If for any reason the Underwriting Agreement is not entered into by February 11, 2015, the agreement set forth above shall be terminated on such date. Further, if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

M-3-2